Exhibit 10.42

EXECUTION VERSION

FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of May 20, 2021 (this “Amendment”), by and between BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (together with its successors and assigns, “Purchaser”), and FS CREIT FINANCE BB-1 LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and permitted assigns, “Seller”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below and as amended hereby).

RECITALS

WHEREAS, Seller and Purchaser are parties to that certain Master Repurchase Agreement, dated as of February 22, 2021 (the “Existing Repurchase Agreement” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”); and

WHEREAS, Purchaser and Seller desire to make certain amendments and modifications to the Existing Repurchase Agreement as further set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENTS TO REPURCHASE AGREEMENT

(a) Article 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Senior Participation Interest” in its entirety and replacing it with the following in its appropriate alphabetical order:

“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan (such Mortgage Loan, a “Participated Loan”) evidenced by a Participation Certificate; provided that (i) the holder of any pari passu Senior Participation Interest is the Record Holder and the Controlling Holder or (ii) subject to Purchaser’s approval in its sole and absolute discretion, if the holder of such pari passu Senior Participation Interest is not a Record Holder or a Controlling Holder (a “Non-Controlling Senior Participation Interest”): (A) the related Participated Loan was previously a Purchased Asset and was included in a securitization for which Purchaser or an Affiliate of Purchaser acted as an underwriter or structuring agent (where such Non-Controlling Senior Participation Interest represents a portion of such Participated Loan that is not being included in such securitization); (B) control of such Participated Loan is required to be in the securitization in connection with the inclusion of a portion of the Purchased Asset in such securitization; (C) the Purchase

Price Percentage and the Spread with respect to such Non-Controlling Participation Interest shall be as determined by Purchaser in its sole and absolute discretion and reflected in the related Confirmation; (D) any Non-Controlling Senior Participation Interest may only continue to be an Eligible Asset until nine (9) months after such Non-Controlling Senior Participation Interest becomes a Purchased Asset; (E) the aggregate outstanding Purchase Price with respect to Non-Controlling Senior Participation Interests does not at any time exceed 10% of the Maximum Facility Purchase Price (unless otherwise agreed in writing by Seller and Purchaser); and (F) the Participated Loan was originated by an Affiliate of Guarantor or a Subsidiary thereof. A Senior Participation Interest shall not be junior to any other participation interest or Promissory Note secured directly or indirectly by the same Mortgaged Property.

(b) Exhibit II of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the counterpart exhibit attached as Annex A hereto.

ARTICLE 2

REPRESENTATIONS

Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(a) all representations and warranties made by it in the Existing Repurchase Agreement (other than those contained in Article 10(w), which shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets, unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined by Purchaser in its sole and absolute discretion to be materially false or misleading on a regular basis) are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof, except to the extent any such representation and warranty expressly refers to a prior date;

(b) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(c) it is duly authorized to execute and deliver this Amendment and to perform its obligations under the Existing Repurchase Agreement, as amended and modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;

(d) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(e) the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;

(f) this Amendment has been duly executed and delivered by it; and

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(g) the Existing Repurchase Agreement, as amended and modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.

ARTICLE 3

FEES AND EXPENSES

Seller shall promptly pay all of Purchaser’s reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of external counsel), incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 4

GOVERNING LAW

THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 5

MISCELLANEOUS

(a) Except as expressly amended or modified hereby, the Repurchase Agreement and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.

(b) This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c) The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d) This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(e) This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

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(f) This Amendment and the Repurchase Agreement, as amended hereby, are a single Transaction Document and shall be construed in accordance with the terms and provisions of the Repurchase Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PURCHASER:

BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales

By:	/s/ Francis X. Gilhool
Name: Francis X. Gilhool
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Barclays-FS CREIT – First Amendment to Master Repurchase Agreement

SELLER:

FS CREIT FINANCE BB-1 LLC, a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

Barclays-FS CREIT – First Amendment to Master Repurchase Agreement

ANNEX A

[Attached]

EXHIBIT II

FORM OF CONFIRMATION STATEMENT

[Date]

To: Barclays Bank PLC

Ladies and Gentlemen:

Reference is made hereby to the Master Repurchase Agreement, dated as of February 22, 2021 (the “Agreement”), between Barclays Bank PLC (“Purchaser”) and FS CREIT Finance BB-1 LLC (“Seller”). This Confirmation is being delivered to you, as Purchaser, to request a Transaction pursuant to which Purchaser will purchase from us, as Seller, the Eligible Asset identified on the attached Schedule 1 in accordance with the terms of the Agreement. Capitalized terms used herein without definition have the meanings given in the Agreement.

Purchase Date:	__________, 20__

Eligible Asset:	___________________, as further identified on Schedule 1

Asset Type:	[Mortgage Loan][Senior Note][Senior Participation
Interest]

Record Holder:	[NAP][Yes][No][1]

Controlling Holder:	[NAP][Yes][No][1]

Outstanding Principal Amount of Purchased
Asset as of Purchase Date:	$__________

Available Future Funding under Purchased
Asset as of Purchase Date:	$__________

Repurchase Date:	__________, 20__

Purchase Price:	$__________

Pricing Rate:	As defined in the Agreement

Initial Benchmark:	[LIBOR]

Benchmark Floors:	LIBOR: __________%
SOFR: __________%
[RATE]: __________%

[1]	Must select “Yes” or “No” for any Senior Note and Senior Participation Interest and NAP for other asset types.

Ex. II-1

Spread:	__________%

Purchase Price Percentage:	__________%

Governing Agreements:	As identified on attached Schedule 2

Requested Exceptions Report:	Attached as Schedule 3

Requested Wire Amount:	$__________

Type of Funding:	[Wet][Dry] Funding

Seller’s Wiring Instructions:

Bank Name:
ABA Number:
Account Number:
Reference:

[Seller hereby certifies that all conditions precedent to the funding of a Purchase Price increase in connection with the Future Advance set forth in the related Purchased Asset Documents and in Article 3(h)(ii) of the Agreement have been satisfied except for the following conditions which have been waived by Purchaser: [IDENTIFY ANY WAIVED CONDITIONS]].2

To evidence your agreement to enter into the Transaction in accordance with the terms set forth in this Confirmation, please return a countersigned copy of this Confirmation to Seller.

FS CREIT FINANCE BB-1 LLC

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

BARCLAYS BANK PLC

By:
Name:
Title:

[2]	To be included if the Confirmation is delivered in connection with a future funding.

Ex. II-2

Schedule 1 to Confirmation

Purchased Asset Schedule

(attached)

Ex. II-3

Schedule 2 to Confirmation

Governing Agreements

Ex. II-4

Schedule 3 to Confirmation

Requested Exceptions Report

Ex. II-5